Exhibit 10.1
SECOND AMENDMENT TO
MASTER REPURCHASE AND SECURITIES CONTRACT
THIS SECOND AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of March 4, 2022 (this “Amendment No. 2”), is entered into by and among CMFT RE LENDING RF SUB WF, LLC, a Delaware limited liability company, as seller (together with its successors and permitted assigns in such capacity, “Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as buyer (together with its successors and assigns in such capacity, “Buyer”) and as acknowledged and agreed by CIM REAL ESTATE FINANCE TRUST, INC., a Maryland corporation, as guarantor (together with its successors and permitted assigns, “Guarantor”), CMFT RE LENDING SUB WF HOLDCO, LLC, a Delaware limited liability company, as equity pledgor (together with its successors and permitted assigns, in such capacity, “Equity Pledgor”) and CIM RE LENDING SUB, LLC, a Delaware limited liability company, as residual pledgor (together with its successors and permitted assigns, in such capacity, “Residual Pledgor” and together with Equity Pledgor, individually and collectively as the context requires, “Pledgor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).
R E C I T A L S
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and
Securities Contract, dated as of May 20, 2021 (as amended by that certain First Amendment to Master Repurchase and Securities Contract, dated as of October 28, 2021, that certain Amended and Restated Confirmation, dated February 14, 2022, but effective as of December 23, 2021, with respect to the Purchased Asset known as Columbia Crossing, entered into among Seller, Guarantor and Buyer, this Amendment No. 2 and as may be further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”);
WHEREAS, Seller and Buyer acknowledge and agree that Buyer and Seller shall not enter into any new LIBOR contracts under the Repurchase Agreement after December 31, 2021; and
WHEREAS, the parties hereto desire to make certain amendments and modifications to the Repurchase Agreement.
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.Amendments to the Repurchase Agreement.
(a)The following definition is hereby added to Section 2.01 of the Repurchase Agreement in appropriate alphabetical order:
“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following:

(a)    the related request for a future advance, executed by the related Underlying Obligor (which shall include either therein or separately evidence of Seller’s approval of the related Future Funding Transaction), and any other documents that are required to be delivered to Seller pursuant to the related Mortgage Loan Documents in connection with such future funding advance;
(b)    certification by Seller that all conditions precedent to the future funding advance under the related Mortgage Loan Documents have been satisfied in all material respects; and
(c)    to the extent available and requested by Buyer, (i) updated financial statements, operating statements and rent rolls, (ii) engineering reports and updates to the engineering reports, and (iii) an updated Underwriting Package.”
(b)Section 3.03 of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“Notwithstanding any termination of the Funding Period and provided that Seller has extended the Facility Termination Date in accordance with Section 3.07, during the Future Advance Funding Period, and provided no unsatisfied Margin Call, Default or Event of Default has occurred and is continuing on or after giving effect to the requested advance, upon Seller’s request Buyer may, in its discretion, advance additional Purchase Price with respect to any Purchased Asset that is a Purchased Asset on or before the Funding Expiration Date, with the aggregate amount of such additional advances of Purchase Price not to exceed the Maximum Additional Purchase Amount. With respect to the Purchased Asset for which an additional advance of Purchase Price is requested by Seller, Seller shall deliver to Buyer the Future Funding Request Package. Buyer shall communicate to Seller a final non-binding determination of whether or not it is willing to increase the Purchase Price of any such Purchased Assets and, if so, on what terms and conditions, within ten (10) Business Days of Buyer’s receipt of the Future Funding Request Package. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to increase the Purchase Price of any such Purchased Asset. In connection with any such increase of Purchase Price, Seller shall execute a replacement Confirmation on or prior to the Purchase Date for such Transaction. Following Seller’s execution of the replacement Confirmation, and provided that the conditions precedent to Transactions contained in the Repurchase Documents are satisfied, Buyer shall advance the additional Purchase Price, if any, approved by Buyer with respect to such Purchased Asset and remit such amount in accordance with Section 3.01 hereof. Any amounts that are advanced under this Section 3.03 and subsequently repaid may not be re-advanced to Seller. Notwithstanding anything to the contrary herein, in no event shall any Future Funding Transaction be entered into with respect to any LIBOR Based Transaction from and after January 1, 2022, unless otherwise agreed by Buyer in its sole discretion.”

(c)Section 6.02(a) of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“(a) Buyer and/or Custodian has received the following documents: (i) an Underwriting Package or a Future Funding Request Package, as applicable, (ii) a Confirmation, (iii) to the extent not previously delivered, the related Servicing Agreement, (iv) Irrevocable Redirection Notices duly executed by Seller and each other applicable Person, (v) a trust receipt and other items required to be delivered under the Custodial Agreement, and (vi) all other documents, certificates, information, financial statements, reports, approvals, KYC compliance and opinions of counsel as Buyer may require;”
(d)Section 6.02(e) of the Repurchase Agreement is hereby amended and restated in its entirety, as follows:
“(e)    Reserved.”
(e)Exhibit A to the Repurchase Agreement is hereby amended and restated in its entirety with Appendix I attached hereto.
(f)Annex 1 to the Repurchase Agreement is hereby amended and restated in its entirety with Appendix II attached hereto.
Section 2.Acknowledgment Regarding Change of Buyer’s Notice Address. This Amendment No. 2 shall also serve as notice of Buyer’s new address for notices under the Repurchase Documents. From and after the date hereof, Buyer address for notices under Section 6.11 of the Guaranty, Section 8.11 of the Pledge and Security Agreement and Section 11.05 of the Custodial Agreement, shall be sent to Buyer’s new mailing address as follows:
Wells Fargo Bank, National Association
550 South Tryon Street, 14th Floor
MAC D1086-146
Charlotte, North Carolina 28202-4200
Attention:     H. Lee Goins III
Email:     lee.goins@wellsfargo.com
Confirmation No.:    (704) 715-7655

Section 3.Repurchase Documents in Full Force and Effect as Modified; No Novation. The parties hereto have entered into this Amendment No. 2 and the Fee Letter solely to modify or amend the terms of the Repurchase Agreement and indirectly the other Repurchase Documents to the extent the amendments contained herein affect such other Repurchase Documents and do not intend this Amendment No. 2, the Fee Letter or the transactions contemplated hereby or thereby to be, and this Amendment No. 2, the Fee Letter and the transactions contemplated hereby or thereby shall not be construed to be, a novation of any of the obligations owing by Seller or any other Repurchase Party under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention and agreement of each of the parties hereto that (a) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement and the other Repurchase Documents are preserved, (b) the Liens and security interests granted under the Repurchase Agreement and the other Repurchase Documents shall continue in full force and effect without modification, interruption, lapse, termination or limitation, and (c) any reference to the Repurchase Agreement or the Fee Letter in any Repurchase Document shall be deemed to reference the Repurchase Agreement and the Fee Letter, as applicable, as amended by this Amendment No. 2 and the Fee Letter. Except as specifically modified hereby and by the Fee Letter, nothing contained in this Amendment No. 2 or the Fee Letter is intended to amend, modify or otherwise affect any obligation of any Repurchase Party existing prior to the date hereof and the Repurchase Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The parties hereto agree to be bound by the terms and conditions of the Repurchase Documents, as modified by this Amendment No. 2 and the Fee Letter, as though such terms and conditions were set forth herein.
Section 4.Representations and Warranties. Each of Seller, Guarantor and Pledgor represent and warrant, as of the date of this Amendment No. 2, as follows:
(a)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;
(b)the execution, delivery and performance by it of this Amendment No. 2 and the Fee Letter are within its corporate, limited liability company or partnership powers, has been duly authorized and does not contravene (i) its Governing Documents or its applicable resolutions, (ii) any Requirements of Law or (iii) any Contractual Obligation, Indebtedness or Guarantee Obligation;
(c)no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Amendment No. 1, the Fee Letter or the Repurchase Documents;
(d)this Amendment No. 2 and the Fee Letter have been duly executed and delivered by it;
(e)each of this Amendment No. 2, the Fee Letter and the other Repurchase Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;
(f)no Default or Event of Default exists or will exist after giving effect to this Amendment No. 2 and the Fee Letter;
(g)none of Seller, Guarantor nor Pledgor has any defense, offset, counterclaim, abatement, right of rescission or other claims, actions, causes of action, demands, damages or liabilities of any kind or nature, in all cases whether legal or equitable, available to Seller, Guarantor, Pledgor or any other Person with respect to (i) this Amendment No. 2, the Fee Letter, the Repurchase Agreement, the Repurchase Documents or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, (ii) the obligation of Seller to repay the Repurchase Obligations and other amounts due under the Repurchase Documents or (iii) Buyer or Buyer’s respective officers, employees, representatives, agents, counsel or directors arising out of or from or in any way related to or in connection with the

Repurchase Agreement or the Repurchase Documents, including, without limitation, any action by such Persons, or failure of such Persons to act, under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof;
(h)except as specifically provided in this Amendment No. 2 and the Fee Letter, the Repurchase Obligations are not reduced or modified by this Amendment No. 2 or the Fee Letter;
(i)the representations and warranties of Seller, Guarantor and Pledgor set forth in the Repurchase Documents are true and correct in all material respects as of the date hereof; and
(j)immediately after giving effect to this Amendment No. 2 and the Fee Letter, Seller, Guarantor and Pledgor are in compliance with each of their covenants set forth in the Repurchase Documents.
Section 5.Conditions Precedent.
(a)The effectiveness of this Amendment No. 2 is subject to the following conditions precedent: (i) delivery to Buyer of this Amendment No. 2 and the Fee Letter, duly executed by the parties hereto or thereto, (ii) Buyer’s receipt of the Second Additional Structuring Fee and (iii) delivery to Buyer of such other documents, agreements or certifications as Buyer may require.
(b)Seller acknowledges and agrees that it shall pay all reasonable legal fees and expenses of Moore & Van Allen, PLLC, as counsel to Buyer, relating to this Amendment No. 2 and the Fee Letter in an amount to be set forth on a separate invoice at the time of closing this Amendment No. 2 and the Fee Letter or, if not submitted at that time, within ten (10) Business Days of receipt of such invoice to the extent such fees and expenses are not paid upon the closing of this Amendment No. 2 and the Fee Letter.
Section 6.Miscellaneous.
(a)This Amendment No. 2 may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by PDF or facsimile shall be effective as delivery of a manually executed counterpart thereof.
(b)The descriptive headings of the various sections of this Amendment No. 2 are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)This Amendment No. 2 may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.
(d)The interpretive provisions of Section 2.02 to the Repurchase Agreement are incorporated herein mutadis mutandis.
(e)This Amendment No. 2 (together with the other Repurchase Documents, as amended hereby) represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(f)THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(g)In consideration of Buyer entering into this Amendment No. 2 and the Fee Letter, Seller, Guarantor and Pledgor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises out of or from or in any way relating to or in connection with the Repurchase Agreement or the Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.
(h)Guarantor and each Pledgor (i) agrees to and consents to the terms and provisions of this Amendment No. 2 and the Fee Letter, (ii) acknowledges and confirms that the Guaranty and the Pledge and Security Agreement remain in full force and effect notwithstanding this Amendment No. 2 and the Fee Letter, and (iii) reaffirm their obligations under the Guaranty and the Pledge and Security Agreement (as applicable).
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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:
CMFT RE LENDING RF SUB WF, LLC,
a Delaware limited liability company

By: /s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Vice President, Chief Financial Officer and Treasurer

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BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ H. Lee Goins III
Name:    H. Lee Goins III
Title:    Managing Director

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ACKNOWLEDGED AND AGREED:

CIM REAL ESTATE FINANCE TRUST, INC.,
a Maryland corporation, as Guarantor

By:/s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Chief Financial Officer and Treasurer

CMFT RE LENDING SUB WF HOLDCO, LLC,
a Delaware limited liability company, as Equity Pledgor

By:/s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Vice President, Chief Financial Officer and Treasurer
CIM RE LENDING SUB, LLC,
a Delaware limited liability company, as Residual Pledgor

By:/s/ Nathan D. DeBacker
Name:    Nathan D. DeBacker
Title:    Vice President, Chief Financial Officer and Treasurer

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